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CUSIP NO. 15135B101                  13G                      PAGE 8 OF 8 PAGES
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                                                                       Exhibit I

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Centene Corporation.

         EXECUTED as a sealed instrument this 13th day of February, 2002.

                                           GREYLOCK LIMITED PARTNERSHIP


                                                By: /s/ Robert P. Henderson
                                                   -----------------------------
                                                    Robert P. Henderson
                                                    Co-Managing  General Partner


                                                By: /s/ Henry F. McCance
                                                   -----------------------------
                                                    Henry F. McCance
                                                    Co-Managing  General Partner


                                             /s/ Robert P. Henderson
                                           -------------------------------------
                                           Robert P. Henderson

                                            /s/ Henry F. McCance
                                           -------------------------------------
                                           Henry F. McCance